Exhibit 99.1

Media and Investor contact:

Christopher Bona

Head of Communications

312.292.5052

investorinfo@ryerson.com

RYERSON REPORTS STRONG EARNINGS AND CASH FLOW

IN THE SECOND QUARTER OF 2015

•	Reported earnings per share of $0.49 in the second quarter of 2015.

•	Generated operating cash flow of $61 million in the second quarter of 2015 and $163 million in the first half of 2015.

•	Reduced debt $114 million, including $45 million of notes purchased on the open market, in first half of 2015.

•	Improved working capital management and reduced inventory days of supply by seven days compared to the first quarter of 2015.

•	Announced new $1 billion credit facility, acquisition of Southern Tool Steel and appointment of Court Carruthers to the Ryerson Board of Directors after the end of the second quarter.

CHICAGO – August 12, 2015 – Ryerson Holding Corporation (NYSE: RYI), a leading distributor and processor of metals, today reported results for the second quarter of 2015.

“We executed well within areas under our control and generated strong earnings and cash flow in the second quarter of 2015, while navigating continued deflationary pressures and a challenging environment in the metals market,” said Eddie Lehner, Ryerson’s president and chief executive officer.

Second Quarter 2015 Results

Revenues for the second quarter of 2015 were $840.4 million, down 3.2 percent from the first quarter of 2015 and down 9.8 percent from the second quarter of 2014. Sequentially, a 0.9 percent increase in tons shipped per day was more than offset by a 5.6 percent decline in the average selling price. On a year-over-year basis, tons shipped per day declined 7.8 percent and the average selling price was down 2.2 percent.

Gross margin was 19.7 percent for the second quarter of 2015, compared to 17.3 percent for the first quarter of 2015 and 16.6 percent in the year-ago period. Gross margin, excluding LIFO was 15.3 percent for the second quarter of 2015, compared to 15.9 percent for the first quarter of 2015 and 18.0 percent for the second quarter of 2014. A reconciliation of gross margin, excluding LIFO to gross margin is included below in this news release.

Warehousing, delivery, selling, general and administrative expense was down 1.9 percent sequentially from the first quarter of 2015 and down 5.0 percent year-over-year.

Operating profit was $50.2 million for the second quarter of 2015, compared with $33.6 million in the first quarter of 2015 and $34.2 million in the second quarter of 2014.

Net income attributable to Ryerson Holding Corporation was $15.8 million, or $0.49 per share in the second quarter of 2015, compared to a net loss attributable to Ryerson Holding Corporation of $2.5 million, or a loss of $0.08 per share, in the first quarter of 2015 and net income attributable to Ryerson Holding Corporation of $2.6 million, or $0.13 per share, in the second quarter of 2014.

Adjusted EBITDA, excluding LIFO was $29.2 million for the second quarter of 2015, compared to $35.9 million for the first quarter of 2015 and $62.0 million in the second quarter of 2014. A reconciliation of Adjusted EBITDA, excluding LIFO to net income attributable to Ryerson Holding Corporation is included below in this news release.

During the second quarter of 2015, Ryerson reduced inventory days of supply to 76 days, compared to 83 days in the first quarter of 2015. As a result of the company’s working capital management, Ryerson generated cash flow from operating activities of $61.3 million. Capital expenditures in the quarter were $7.0 million.

New Credit Facility

On July 29, 2015, the company announced a new $1 billion credit facility, replacing its previous credit facility. The new, asset-based facility extends the maturity date and reduces the interest rate on outstanding borrowings as well as reduces commitment fees as compared to the previous credit facility.

Acquisition of Southern Tool Steel

On August 4, 2015, Ryerson announced the acquisition of Southern Tool Steel (STS), a privately-owned metals service center company headquartered in Chattanooga, Tennessee. STS brings a highly diversified, largely transactional account base and a specialization in bar processing.

“Like our acquisition of Fay Industries announced in January 2015, STS brings extensive bar processing capabilities, consistent with our focus on long products and value-added services,” said Lehner. “The addition of STS also supports our business growth and ability to provide high-quality metals, exceptional service, and same day delivery to our customers.”

New Appointment to Board of Directors

On August 7, 2015, Court Carruthers was appointed to Ryerson’s board of directors. Carruthers brings extensive experience to his role as a board member. He held multiple leadership positions during his 13 years with W. W. Grainger, Inc., most recently serving as group president of Grainger’s Americas region, where he was responsible for the company’s operations in North and South America, as well as its e-commerce and technology initiatives across the enterprise.

First Half 2015 Results

Revenues for the first six months of 2015 were $1.7 billion, down 5.4 percent from the first six months of 2014. Net income attributable to Ryerson Holding Corporation was $13.3 million, or $0.41 per share, compared to $4.2 million, or $0.20 per share, for the same period of 2014. Excluding impairment charges on assets of $13.7 million, earnings per share would have been $0.68 in the first six months of 2015. A reconciliation of net income attributable to Ryerson Holding Corporation and earnings per share, excluding impairment charge on assets to net loss attributable to Ryerson Holding Corporation is included below in this news release. Adjusted EBITDA, excluding LIFO declined 43 percent to $65 million in the first half of 2015, compared to $115 million in the first half of 2014.

“We reduced our debt $114 million, including $45 million of notes that we purchased on the open market during the first half of 2015, as we generated $163 million of operating cash flow,” stated Erich Schnaufer, Ryerson’s interim chief financial officer. “We reduced our inventory levels $84 million, while metals price deflation continued through the first six months of 2015.”

Second Quarter 2015 Business Metrics

	Second Quarter 2015	First Quarter 2015	Second Quarter 2014	Sequential Quarter Change	Year-Over-Year Change
Tons shipped (In thousands)	488	476	529	2.5%	-7.8%

Average selling price/ton	$1,722	$1,824	$1,761	-5.6%	-2.2%
Average cost/ton	1,382	1,509	1,469	-8.4%	-5.9%
Average cost/ton, excluding LIFO	1,458	1,534	1,443	-5.0%	1.0%

Second Quarter 2015 Major Product Metrics

	Tons Shipped (Tons in thousands)					Average Selling Price per Ton Shipped
	Second Quarter 2015	First Quarter 2015	Second Quarter 2014	Sequential Quarter Change	Year-Over-Year Change	Sequential Quarter Change	Year-Over-Year Change
Carbon steel	376	368	415	2.2%	-9.4%	-7.6%	-7.1%
Aluminum	50	48	48	4.2%	4.2%	-2.1%	2.5%
Stainless steel	60	57	63	5.3%	-4.8%	-7.8%	-5.5%

	Net Sales (Dollars in millions)
	Second Quarter 2015	First Quarter 2015	Second Quarter 2014	Sequential Quarter Change	Year-Over-Year Change
Carbon steel	$421	$446	$500	-5.6%	-15.8%
Aluminum	205	201	192	2.0%	6.8%
Stainless steel	199	205	221	-2.9%	-10.0%

Six Months Ended June 30 Business Metrics

	Six Months Ended June 30, 2015	Six Months Ended June 30, 2014	Year-Over-Year Change
Tons shipped (In thousands)	964	1,035	-6.9%

Average selling price/ton	$1,772	$1,745	1.5%
Average cost/ton	1,444	1,453	-0.6%
Average cost/ton, excluding LIFO	1,495	1,431	4.5%

Six Months Ended June 30 Major Product Metrics

	Tons Shipped (Tons in thousands)			Average Selling Price per Ton Shipped
	Six Months Ended June 30, 2015	Six Months Ended June 30, 2014	Year-Over-Year Change	Year-Over-Year Change
Carbon steel	743	813	-8.6%	-2.9%
Aluminum	98	93	5.4%	3.6%
Stainless steel	118	123	-4.1%	0.5%

	Sales (Dollars in millions)
	Six Months Ended June 30, 2015	Six Months Ended June 30, 2014	Year-Over-Year Change
Carbon steel	$867	$977	-11.3%
Aluminum	405	371	9.2%
Stainless steel	404	419	-3.6%

Earnings Call Information

The company will host a conference call to discuss its second quarter 2015 results on Thursday, August 13, at 10 a.m. Eastern time. Participants may access the conference call by dialing 888-208-1361 (U.S., Canada) and 913-312-0687 (International) and using conference ID 5357380. The call will also be broadcast live in the Investor Relations section of the company’s Internet site, ir.ryerson.com. A replay will be available on the site for 90 days.

About Ryerson

Ryerson is a processor and distributor of metals with operations in the United States, Mexico, Canada, China and Brazil. The company serves a variety of industries, including customers making products or equipment for construction, packaging, oil and gas and truck trailers. Founded in 1842, Ryerson is headquartered in the United States and employs approximately 3,700 employees in more than 100 locations. For more information, visit www.ryerson.com.

Certain statements made in this press release and other written or oral statements made by or on behalf of the company constitute “forward-looking statements” within the meaning of the federal securities laws, including statements regarding our future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future. Such statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “estimates,” “will,” “should,” “plans” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. The company cautions that any such forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements as a result of various factors. Among the factors that significantly impact the metals distribution industry and our business are: the cyclicality of our business; the highly competitive and fragmented market in which we operate; fluctuating metal prices; our substantial indebtedness and the covenants in instruments governing such indebtedness; the integration of acquired operations; regulatory and other operational risks associated with our operations located inside and outside of the United States; work stoppages; obligations regarding certain employee retirement benefit plans; the ownership of a majority of our equity securities by a single investor group; currency fluctuations; and consolidation in the metals producer industry.

Forward-looking statements should, therefore, be considered in light of various factors, including those set forth above and those set forth under “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2014 and in our other filings with the Securities and Exchange Commission. Moreover, we caution against placing undue reliance on these statements, which speak only as of the date they were made. The company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events or circumstances, new information or otherwise.

RYERSON HOLDING CORPORATION AND SUBSIDIARY COMPANIES

Selected Income and Cash Flow Data - Unaudited

(Dollars and Shares in Millions, except Per Share and Per Ton Data)

	2015		2014	First Six Months Ended June 30,
	Second	First	Second
	Quarter	Quarter	Quarter	2015	2014

NET SALES	$840.4	$868.0	$931.5	$1,708.4	$1,805.9

Cost of materials sold	674.6	718.0	777.1	1,392.6	1,503.8

Gross profit	165.8	150.0	154.4	315.8	302.1

Warehousing, delivery, selling, general and administrative	114.2	116.4	120.2	230.6	238.0
Impairment charge on assets	1.4	—	—	1.4	—

OPERATING PROFIT	50.2	33.6	34.2	83.8	64.1

Other income and (expense), net	(0.6)	(11.3)	(1.7)	(11.9)	0.3
Interest and other expense on debt	(23.8)	(25.3)	(27.5)	(49.1)	(54.9)

INCOME (LOSS) BEFORE INCOME TAXES	25.8	(3.0)	5.0	22.8	9.5

Provision (benefit) for income taxes	10.2	(0.2)	2.5	10.0	5.6

NET INCOME (LOSS)	15.6	(2.8)	2.5	12.8	3.9

Less: Net loss attributable to noncontrolling interest	(0.2)	(0.3)	(0.1)	(0.5)	(0.3)

NET INCOME (LOSS) ATTRIBUTABLE TO RYERSON HOLDING CORPORATION	$15.8	$(2.5)	$2.6	$13.3	$4.2

EARNINGS (LOSS) PER SHARE

Basic and diluted	$0.49	$(0.08)	$0.13	$0.41	$0.20

Shares outstanding - basic and diluted	32.0	32.0	21.0	32.0	21.0

Supplemental Data :

Tons shipped (000)	488	476	529	964	1,035
Shipping days	64	63	64	127	127

Average selling price/ton	$1,722	$1,824	$1,761	$1,772	$1,745
Gross profit/ton	340	315	292	328	292
Operating profit/ton	103	71	65	87	62

LIFO expense (income)/ton	(76)	(25)	26	(51)	22

LIFO expense (income)	$(37.0)	$(12.0)	$13.7	$(49.0)	$22.9

Depreciation and amortization expense	11.1	11.1	11.6	22.2	22.4

Cash flow from operating activities	61.3	101.6	(15.6)	162.9	9.5
Capital expenditures	(7.0)	(5.7)	(4.8)	(12.7)	(8.2)

See Schedule 1 for Condensed Consolidated Balance Sheets

See Schedule 2 for EBITDA and Adjusted EBITDA reconciliation

See Schedule 3 for EPS reconciliation.

Schedule 1

RYERSON HOLDING CORPORATION AND SUBSIDIARY COMPANIES

Condensed Consolidated Balance Sheets

(In millions, except shares)

	June 30, 2015	December 31, 2014
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$66.0	$60.0
Restricted cash	1.7	2.0
Receivable, less provision for allowances, claims and doubtful accounts of $6.5 in 2015 and $5.3 in 2014	390.8	400.8
Inventories	655.1	738.9
Prepaid expenses and other current assets	40.0	39.7

Total current assets	1,153.6	1,241.4

Property, plant and equipment, at cost	660.6	654.5
Less: accumulated depreciation	245.2	228.7

Property, plant and equipment, net	415.4	425.8

Deferred income taxes	119.0	134.1
Other intangible assets	47.6	50.9
Goodwill	101.3	102.7
Deferred charges and other assets	18.5	22.0

Total assets	$1,855.4	$1,976.9

Liabilities
Current liabilities:
Accounts payable	$243.6	$220.8
Salaries, wages and commissions	33.0	45.1
Deferred income taxes	105.6	106.7
Other accrued liabilities	54.2	51.9
Short-term debt	25.0	66.6
Current portion of deferred employee benefits	11.0	11.1

Total current liabilities	472.4	502.2

Long-term debt	1,120.0	1,192.5
Deferred employee benefits	353.5	385.2
Taxes and other credits	24.4	22.9

Total liabilities	1,970.3	2,102.8

Redeemable noncontrolling interest	0.7	1.0

Equity
Ryerson Holding Corporation stockholders’ equity (deficit):
Preferred stock, $0.01 par value; 7,000,000 shares authorized and no shares issued at 2015 and 2014	—	—
Common stock, $0.01 pare value; 100,000,000 shares authorized: 32,250,000 shares issued at 2015 and 2014	0.3	0.3
Capital in excess of par value	302.0	302.0
Accumulated deficit	(119.5)	(132.8)
Treasury stock, at cost - Common stock of 212,500 shares in 2015 and 2014	(6.6)	(6.6)
Accumulated other comprehensive loss	(293.1)	(291.4)

Total Ryerson Holding Corporation Stockholders’ Equity	(116.9)	(128.5)

Noncontrolling interest	1.3	1.6

Total Equity	(115.6)	(126.9)

Total Liabilities and Stockholders’ Equity	$1,855.4	$1,976.9

Schedule 2

RYERSON HOLDING CORPORATION AND SUBSIDIARY COMPANIES

Reconciliations of Net Income (Loss) Attributable to Ryerson Holding Corporation to EBITDA and Gross profit to Gross profit excluding LIFO

(Dollars in millions)

	2015		2014	First Six Months Ended June 30,
	Second	First	Second
	Quarter	Quarter	Quarter	2015	2014

Net income (loss) attributable to Ryerson Holding Corporation	$15.8	$(2.5)	$2.6	$13.3	$4.2
Interest and other expense on debt	23.8	25.3	27.5	49.1	54.9
Provision (benefit) for income taxes	10.2	(0.2)	2.5	10.0	5.6
Depreciation and amortization expense	11.1	11.1	11.6	22.2	22.4

EBITDA	$60.9	$33.7	$44.2	$94.6	$87.1
Reorganization	2.2	1.5	0.4	3.7	1.4
Advisory services fee	—	—	1.2	—	2.5
Foreign currency transaction (gains) losses	0.5	(1.6)	2.2	(1.1)	—
Loss on retirement of debt	0.2	0.5	—	0.7	—
Impairment charges on assets	1.4	12.3	—	13.7	—
Purchase consideration and other transaction costs	1.1	1.5	0.8	2.6	1.6
Other adjustments	(0.1)	—	(0.5)	(0.1)	(0.3)

Adjusted EBITDA	$66.2	$47.9	$48.3	$114.1	$92.3

Adjusted EBITDA	$66.2	$47.9	$48.3	$114.1	$92.3
LIFO expense (income)	(37.0)	(12.0)	13.7	(49.0)	22.9

Adjusted EBITDA, excluding LIFO expense (income)	$29.2	$35.9	$62.0	$65.1	$115.2

Net sales	$840.4	$868.0	$931.5	$1,708.4	$1,805.9

Adjusted EBITDA, excluding LIFO expense (income), as a percentage of net sales	3.5%	4.1%	6.7%	3.8%	6.4%

Gross profit	$165.8	$150.0	$154.4	$315.8	$302.1
LIFO expense (income)	(37.0)	(12.0)	13.7	(49.0)	22.9

Gross profit, excluding LIFO expense (income)	$128.8	$138.0	$168.1	$266.8	$325.0

Gross margin, excluding LIFO expense (income)	15.3%	15.9%	18.0%	15.6%	18.0%

Note:	EBITDA represents net income before interest and other expense on debt, provision for income taxes, depreciation and amortization. Adjusted EBITDA gives further effect to, among other things, impairment charges on assets, reorganization expenses and the payment of management fees. We believe that the presentation of EBITDA, Adjusted EBITDA and Adjusted EBITDA, excluding LIFO expense (income), provides useful information to investors regarding our operational performance because they enhance an investor’s overall understanding of our core financial performance and provide a basis of comparison of results between current, past and future periods. We also disclose the metric Adjusted EBITDA, excluding LIFO expense (income), to provide a means of comparison amongst our competitors who may not use the same basis of accounting for inventories. EBITDA, Adjusted EBITDA and Adjusted EBITDA, excluding LIFO expense (income), are three of the primary metrics management uses for planning and forecasting in future periods, including trending and analyzing the core operating performance of our business without the effect of U.S. generally accepted accounting principles, or GAAP, expenses, revenues and gains (losses) that are unrelated to the day to day performance of our business. We also establish compensation programs for our executive management and regional employees that are based upon the achievement of pre-established EBITDA, Adjusted EBITDA and Adjusted EBITDA, excluding LIFO expense (income), targets. We also use EBITDA, Adjusted EBITDA and Adjusted EBITDA, excluding LIFO expense (income), to benchmark our operating performance to that of our competitors. EBITDA, Adjusted EBITDA and Adjusted EBITDA, excluding LIFO expense (income) do not represent, and should not be used as a substitute for, net income or cash flows from operations as determined in accordance with generally accepted accounting principles, and neither EBITDA, Adjusted EBITDA and Adjusted EBITDA, excluding LIFO expense (income), is necessarily an indication of whether cash flow will be sufficient to fund our cash requirements. This release also presents gross margin, excluding LIFO expense (income), which is calculated as gross profit plus LIFO expense (or minus LIFO income), divided by net sales. We have excluded LIFO expense (income) from the gross margin and Adjusted EBITDA as a percentage of net sales metrics in order to provide a means of comparison amongst our competitors who may not use the same basis of accounting for inventories as we do. Our definitions of EBITDA, Adjusted EBITDA, Adjusted EBITDA, excluding LIFO expense (income), gross margin, excluding LIFO expense (income), and Adjusted EBITDA, excluding LIFO expense (income), as a percentage of sales may differ from that of other companies.

Schedule 3

RYERSON HOLDING CORPORATION AND SUBSIDIARY COMPANIES

Reconciliation of Net Income and Earnings per Share Excluding Impairment Charge on Assets

(Dollars and Shares in Millions, Except Per Share Data)

	2015		First Six Months Ended June 30, 2015
	Second Quarter	First Quarter

Net income (loss) attributable to Ryerson Holding Corporation	$15.8	$(2.5)	$13.3

Impairment charge on assets	1.4	12.3	13.7
Benefit for income taxes	(0.1)	(4.9)	(5.0)

Net income attributable to Ryerson Holding Corporation, excluding impairment charge on assets	$17.1	$4.9	$22.0

Earnings per share, excluding impairment charge on assets	$0.53	$0.15	$0.68

Shares outstanding - basic and diluted	32.0	32.0	32.0

Note:	Net Income and Earnings per share excluding impairment charges on assets is presented to provide a means of comparison to our prior periods that do not include impairment charges on assets.